EXHIBIT 99.2

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To  the Board of Directors of AERO EXHAUST, INC.:

We have audited the accompanying balance sheet of Aero Exhaust, Inc. as of December 31, 2006, 2005, the related statements of operations, stockholders equity and cash flows for the periods then ended.  These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform our audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Aero Exhaust Inc., as at December 31, 2006, 2005 and the results of its’ operations and its’ stockholders equity and  cash flows for the years then ended  in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in note 1 to these financial statements the Company has incurred recurring losses. This raises substantial doubt about its ability to continue as a going concern. Managements’ plans in dealing with this are also discussed. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Gruber & Company, LLC
 Gruber & Company, LLC

Saint Louis, Missouri

October 17, 2007

Aero Exhaust, Inc. Balance Sheets
		For the Year	For the Year
	For the Six	Ended	Ended
	Months Ended	December 31,	December 31,
	June 30, 2007	2006	2005
	(Unaudited)	(Audited)	(Audited)
Assets
Current Assets
Cash	$40,177	$6,548	$12,742
Accounts Receivable	178,088	70,857	75,456
Inventory	260,548	252,115	234,628

Total Current Assets	478,813	329,520	322,826

Fixed Assets-Net	24,952	27,281	31,938

Intangible Assets	84,073	86,345	90,889

Total Assets	$587,838	$443,146	$445,653

Liabilities and Stockholders' Equity
Current Liabilities:
Accounts Payable	$1,085,968	$536,395	$153,002
Accrued Interest	806,310	562,102	307,054
Notes Payable	6,878,401	4,920,443	1,415,232

Total Liabilities	8,770,679	6,018,940	1,875,288

Stockholders' Equity:
Common Stock, authorized 50,000,000 shares, $.001 par value, 6,543,570, 6,543,570 and 5,983,146 shares issued and outstanding respectively	6,544	6,544	5,983
Additional Paid in Capital	11,024,370	11,024,370	9,665,569
Retained Deficit	(19,213,755)	(16,606,708)	(11,101,187)

Total Stockholders' Deficit	(8,182,841)	(5,575,794)	(1,429,635)

Total Liabilities and Stockholders' Deficit	$587,838	$443,146	$445,653

The accompanying notes are an integral part of these financial statements.

Aero Exhaust, Inc.
Statement of Operations
		For the Year	For the Year
	For the Six	Ended	Ended
	Months Ended	December 31,	December 31,
	June 30, 2007	2006	2005
	(Unaudited)	(Audited)	(Audited)

Sales	$446,773	$703,317	$1,137,492

Cost of Sales	163,263	226,161	245,946

Gross Profit	$283,510	$477,156	$891,546

Expenses:
Stock for Services	-	845,712	139,308
Marketing Expenses	1,822,889	3,999,167	1,569,456
General and Administrative	823,460	882,750	1,025,299

Total	$(2,646,349)	$(5,727,629)	$2,734,063

Loss before Interest Expense	(2,362,839)	(5,250,473)	(1,842,517)

Interest Expense	244,208	255,048	160,743

Net Loss	$(2,607,047)	$(5,505,521)	$(2,003,260)

Net Loss Per Share	$(0.42)	$(0.92)	$(0.39)

Weighted Average Shares Outstanding	6,274,348	5,994,136	5,137,975

The accompanying notes are an integral part of these financial statements.

Aero Exhaust, Inc.
Statements of Stockholders' Equity (Deficit)
			Additional	Retained
	Common Stock		Paid-in	Earnings
	Shares	Amount	Capital	(Deficit)	Total
Balance, January 1, 2005	4,831,248	$4,831	$8,356,527	$(9,097,927)	$(736,568)
Common stock issued for services	69,654	70	139,238	-	139,308
Common stock issued for cash	1,082,244	1,082	1,169,803	-	1,170,885
Net loss for period ended December 31, 2005	-	-	-	(2,003,260)	(2,003,260)
Balance, December 31, 2005	5,983,146	5,983	9,665,568	(11,101,187)	(1,429,635)
Common stock issued for services	422,856	423	845,289	-	845,712
Common stock issued for cash	137,568	138	513,513	-	513,650
Net loss for period ended December 31, 2006	-	-	-	(5,505,521)	(5,505,521)
Balance, December 31, 2006	6,543,570	6,544	11,024,370	(16,606,708)	(5,575,794)
Net loss for six months ended June 30, 2007 (unaudited)	-	-	-	(2,607,047)	(2,607,047)
Balance, June 30, 2007(unaudited)	6,543,570	$6,544	$11,024,370	$(19,213,755)	$(8,182,841)

The accompanying notes are an integral part of these financial statements.

Aero Exhaust, Inc.
Statement of Cash Flows
		For the Year	For the Year
	For the Six	Ended	Ended
	Months Ended	December 31,	December 31,
	June 30, 2007	2006	2005
	(Unaudited)	(Audited)	(Audited)
Cash Flows from Operating Activities:
Net Loss	$(2,607,047)	$(5,505,521)	$(2,003,260)
Adjustments to reconcile net (loss) to net cash
used by operating activities:
Depreciation and Amortization	4,601	9,201	8,147
Stock Issued for Services	-	845,712	139,308
Changes in operating assets and liabilities:
(Increase) Decrease in Accounts Receivable	(107,231)	4,599	(38,465)
(Increase) Decrease in Inventory	(8,433)	(17,487)	46,559
Increase in Accounts Payable	549,573	383,393	32,517
Increase in Accrued Interest	244,208	255,048	307,054

Net Cash Used by Operating Activities	(1,924,329)	(4,025,055)	(1,508,140)

Cash Flows from investing Activities:
Purchase of Assets	-	-	(4,061)

Cash Flows from Financing Activities:
Proceeds from Notes Payable	1,957,958	3,505,211	336,513
Stock issued for Cash	-	513,650	1,170,885

Net Cash Flows from Financing Activities	1,957,958	4,018,861	1,507,398

Net Increase (Decrease) in Cash	33,629	(6,194)	(4,803)

Cash at the Beginning	6,548	12,742	17,545

Cash at the End	$40,177	$6,548	$12,742

The accompanying notes are an integral part of these financial statements.

Note 1-Background

TTR-HR, Inc., d/b/a Aero Exhaust, Inc. (“Aero”), was incorporated in the State of Nevada in 1999.  Aero designs and manufactures highly efficient, technologically superior vehicle exhaust systems for the automotive aftermarket.  The Company is headquartered outside of Salt Lake City, Utah.

On October 4, 2007, Aero consummated a share exchange with Franchise Capital Corporation (“FCCN”), a publicly-held Nevada corporation, in a transaction that resulted in Aero becoming the successor issuer to FCCN for SEC reporting purposes.  As a result of the transaction, FCCN agreed to issue a total of 1,114,285,700 new shares of restricted common stock in exchange for 6,745,456 shares of Aero common stock, representing 100% of the total issued and outstanding shares of Aero, and the satisfaction of Aero debt of $4,458,519.

Note 2 - Summary of Significant Accounting Policies

Basis of Presentation

The financial statements are prepared in accordance with accounting principles generally accepted in the United States of America.

Cash Equivalents

Cash equivalents consist primarily of cash deposits and highly liquid investments with maturities of three months or less.

Intangible Assets

In accordance with SFAS No. 142,  “Goodwill and Other Intangible  Assets,” the Company evaluates  intangible assets and other long-lived assets for impairment, at least on an annual basis and  whenever  events or changes  in  circumstances  indicate  that the carrying  value may not be recoverable  from its estimated  future cash flows.  Recoverability of intangible assets and other long-lived assets is measured by comparing their net book value to the related projected undiscounted cash flows from these assets, considering a number of factors including: past operating results, budgets, economic projections, market trends and product development cycles.  If the net book value of the asset exceeds the related undiscounted cash flows, the asset is considered impaired, and a second test is performed to measure the amount of impairment loss.

Revenue Recognition

Revenue is recognized in accordance with SEC Staff Accounting Bulletin No. 101, “Revenue Recognition in Financial Statements.”  The Company recognizes revenue when the significant risks and rewards of ownership have been transferred to the customer pursuant to applicable laws and regulations, including factors such as when there has  been evidence of a sales arrangement, delivery has occurred, or service have been rendered, the price to the buyer is fixed or determinable, and collectibility is reasonably assured.

Stock – Based Compensation

SFAS No 123, “Accounting for Stock-Based Compensation,” established and encourages the use of the fair value based method of accounting for stock-based compensation arrangements under which compensation is determined using the fair value of stock-based compensation determined as of the date of the grant and is recognized over the periods in which the related services are rendered.  The statement also permits companies to elect to continue using the current intrinsic value accounting method specified in Accounting Principles Board (“APB”) Opinion No. 25, “Accounting for Stock Issued to Employees,” to account for stock-based compensation.  The Company has elected to use the SFAS No. 123 which includes valuing the compensation at market rates.

Property and Equipment

Property and equipment are recorded at acquisition cost and increased by the cost of any significant improvements made after purchase.  The Company depreciates the cost over the estimated useful lives of the respective assets using straight-line method over the estimated useful life.

Income Taxes

The Company accounts for income taxes under SFAS 109, “Accounting for Income Taxes.”  Under the asset and liability method of SFAS 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases.  Deferred tax assets, including tax loss and credit carryforwards and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  Under SFAS 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs.  A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.

Basic and Diluted Income/(Loss) Per Share

Statement of Financial Accounting Standards No. 128, “Earnings per Share,” requires presentation of basic earnings per share (“Basic EPS”) and diluted earnings per share (“Diluted EPS”).  Basic earnings/(loss) per share is computed by dividing earnings/(loss) available to common stockholders by the weighted average number of common shares outstanding (including shares reserved for issuance) during the period.  Diluted earnings per share give effect to all dilutive potential common shares outstanding during the period.

Advertising

The costs of advertising, promotion and marketing programs are charged to operations in the calendar year incurred, and included as a separate line item in the Statement of Operations.

Segmented Information

Management has determined that the Company operates in one dominant industry segment.  Additional segment disclosure requirements will be evaluated as it expands its operations.

Concentration of Credit Risk

Financial instruments, which potentially subject the Company to concentrations of credit risk, consist of cash, cash equivalents and accounts receivable. The Company places its cash with high quality financial institutions and at times may exceed the FDIC $100,000 insurance limit. The Company extends credit based on an evaluation of the customer’s financial condition, generally without collateral. Exposure to losses on receivables is principally dependent on each customer’s financial condition. The Company monitors its exposure for credit losses and maintains allowances for anticipated losses, as required.  Accounts are “written-off” when deemed uncollectible.

Going Concern

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. As of June 30, 2007 the Company had a retained deficit of $19,213,755.  This condition raises substantial doubt as to the Company’s ability to continue as a going concern. These financial statements do not include any adjustments that might result from the outcome of this uncertainty. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.  In order to improve the Company’s liquidity, the Company has entered into a merger agreement with a public company.  There can be no assurance that the Company will be successful in its continuing efforts to secure additional equity financing. If operations and cash flows improve through these efforts, management believes that the Company can continue to operate.  However, no assurance can be given that management’s actions will result in profitable operations or the resolution of its liquidity problems.

Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles (“GAAP”) requires management to make estimates and assumptions that affect the amounts reported in the financial statements. The Company bases its estimates on historical experience, management expectations for future performance, and other assumptions as appropriate. Key areas affected by estimates include the assessment of the recoverability of long-lived assets, which is based on such factors as estimated future cash flows. The Company re-evaluates its estimates on an ongoing basis. Actual results may vary from those estimates.

Operating Leases

The Company enters into lease agreements for a variety of business purposes, including facilities and equipment.  These arrangements are non-cancellable operating leases which do not meet the requirements of capital leases under Statement of Financial Accounting Standards No. 13, “Accounting for Leases” and are therefore expensed straight-line over the life of the operating lease.

Fair Value of Financial Instruments

The Company uses the following methods and assumptions to estimate the fair value of derivative and other financial instruments at the relative balance sheet date:

•

Short-term financial statements (cash equivalents, accounts receivable and payable, short-term borrowings, and accrued liabilities) – cost approximates fair value because of the short maturity period.

•

Long-term debt – fair value is based on the amount of future cash flows associated with each debt instrument discounted at our current borrowing rate for similar debt instruments of comparable terms.

Note 3 – Recently Issued Accounting Pronouncements

In May, 2005, The FASB issued SFAS No. 154, entitled “Accounting Changes and Error Corrections – a replacement of APB Opinion No. 20 and FASB Statement No. 3.”  This Statement replaces APB Opinion No. 20, “Accounting Changes” and FASB Statement No. 3, “Reporting Accounting Changes in Interim Financial Statements,” and changes the requirements for the accounting for and reporting of a change in accounting principle.  This statement applies to all voluntary changes in accounting principle.  It also applies to changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provisions.  Opinion 20 previously required that most voluntary changes in accounting principle be recognized by including in net income of the period of the change the cumulative effect of the change to the new accounting principle.  This Statement requires retrospective application to prior periods’ financial statements of changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change.  This Statement defines the application of a different accounting principle to prior accounting periods as if that principle had always been used or as the adjustment of previously issued financial statements to reflect a change in the reporting entity.  This statement also redefines restatement as the revising of previously issued financial statements to reflect the correction of an error.  The adoption of SFAS 154 did not impact the financial statements.

In February, 2006, FASB issued SFAS No. 155, “Accounting for Certain Hybrid Financial Statements.”  SFAS No. 155 amends SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities” and SFAS No. 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities.”  SFAS No. 155, permits fair value measurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation, clarifies which interest-only strips and principal-only strips are not subject to the requirements of SFAS No. 133, establishes a requirement to evaluate interest in securitized financial assets to identify interests that are freestanding derivatives or that are hybrid financial statements that contain an embedded derivative requiring bifurcation, clarifies that concentrations of credit risk in the form of subordination are not embedded derivatives, and amends SFAS No. 140 to eliminate the prohibition on the qualifying special-purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument.  This statement is effective for all financial instruments acquired or issued after the beginning of the Company’s first fiscal year that begins after September 15, 2006.  Management believes that this statement will not have a significant impact on the financial statements.

In March, 2006 FASB issued SFAS 156 “Accounting for Servicing of Financial Assets.”  This Statement amends FASB Statement No. 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities,” with respect to the accounting for separately recognized servicing assets and servicing liabilities.  This Statement:

1.

Requires an entity to recognize a servicing asset or servicing liability each time it undertakes an obligation to service a financial asset by entering into a servicing contract.

2.

Requires all separately recognized servicing assets and servicing liabilities to be initially measured at fair value, if practicable.

3.

Permits an entity to choose “Amortization method” or “Fair value measurement method” for each class of separately recognized servicing assets and servicing liabilities.

4.

At its initial adoption, permits a one-time reclassification of available-for-sale securities to trading securities by entities with recognized servicing rights, without calling into question the treatment of other available-for-sale securities under Statement 115, provided that the available-for-sale securities are identified in some manner as offsetting the entity’s exposure to changes in fair value of servicing assets or servicing liabilities that a servicer elects to subsequently measure at fair value.

5.

Requires separate presentation of servicing assets and liabilities subsequently measured at fair value in the statement of financial position and additional disclosures for all separately recognized servicing assets and servicing liabilities.

Management believes that this statement will not have a significant impact on the financial statements.

In June, 2006, the FASB issued FIN 48 “Accounting for Uncertainty in Income Taxes “  FIN 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with FASB Statement No. 109, “Accounting for Income Taxes.”  FIN 48 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition.  FIN 48 is effective in fiscal years beginning after December 15, 2006.  Management believes that this statement will not have a significant impact on the financial statements.

In September, 2006, the FASB issued SFAS No. 157, “Fair Value Measures.”  SFAS No. 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (“GAAP”), expands disclosures about fair value measurements, and applies under other accounting pronouncements that require or permit fair value measurements.  SFAS No. 157 does not require any new fair value measurements, however the FASB anticipates that for some entities, the application of SFAS No. 157 will change current practice.  SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, which for the Company would be its fiscal year beginning January 1, 2008.  The implementation of SFAS No. 157 is not expected to have a material impact on the Company’s results of operations and financial condition.

In September, 2006, the Financial Accounting Standards Board (“FASB”), issued SFAS No. 158, “Employer’s Accounting for Defined Benefit Pension and Other Postretirement Plans – an amendment of FASB Statements No. 87, 88, 106 and 132(R).”  This statement requires employers to recognize the overfunded or underfunded status of a defined benefit postretirement plan (other than a multi-employer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income of a business entity or changes in unrestricted net assets of a not-for-profit organization.  This statement also requires an employer to measure the funded status of a plan as of the date of its year-end statement of financial position with limited exceptions.  The provisions of SFAS No. 158 are effective for employers with publicly traded equity securities as of the end of the fiscal year ending after December 15, 2006.  This pronouncement does not currently apply to the Company.

In September 2006, the Securities and Exchange Commission (“SEC”) issued Staff Accounting Bulletin No. 108 (Topic IN), “Quantifying Misstatements in Current Year Financial Statements” (“SAB No. 108”).  SAB No. 108 addresses how the effect of prior year uncorrected misstatements should be considered when quantifying misstatements in current year financial statements.  SAB No. 108 requires SEC registrants (i) to quantify misstatements using a combined approach which considers both the balance sheet and income statement approaches; (ii) to evaluate whether either approach results in quantifying an error that is material in light of relevant quantitative and qualitative factors; and (iii) to adjust their financial statements if the new combined approach results in a conclusion that an error is material.  SAB No. 108 addresses the mechanics of correcting misstatements that include effects from prior years.  It indicates that the current year correction of a material error that included prior period effects may result in the need to correct prior year financial statements even if the misstatement in the prior year or years is considered immaterial.  Any prior year financial statements found to be materially misstated in years subsequent to the issuance of SAB No. 108 would be restated in accordance with SFAS No. 154, “Accounting Changes and Error Corrections.”  Because the combined approach represents a change in practice, the SEC staff will not require registrants that followed an acceptable approach in the past to restate prior years’ historical financial statements.  Rather, these registrants can report the cumulative effect of adopting the new approach as an adjustment to the current year’s beginning balance of retained earnings.  If the new approach is adopted in a quarter other than the first quarter, financial statements for prior interim periods within the year of adoption may need to be restated.  SAB No. 108 is effective for fiscal years ending after November 15, 2006, which for the Company would be its fiscal year January 1, 2007.  The implementation of SAB No. 108 is not expected to have a material impact on the Company’s financial position or results of operations.

Note 4  – Fixed Assets and Patent

Fixed Assets include office and warehouse furniture, fixtures and computer equipment. The Patent is amortized over its life of 21 years and is registered for the construction and composition of the exhaust system.

		As of June 30, 2007 and December 31, 2006
	Life	2007	2006
Office furniture and equipment	3–7	$ 70,203	$ 70,203
Patent	21	95,434	95,434
		$ 165,637	$ 165,637
Less – Accumulated depreciation		(56,612)	(52,011)
		$ 109,025	$ 113,626

Note 5 – Notes Payable

As of June 30, 2007, notes payable consisted of the following:

Note payable to a former director in the amount of $1,641,128 and bearing interest at the rate of 12% per annum.  The note is past due; however, no demand for payment has been made.  Subsequent to June 30, 2007, the note was assumed by Franchise Capital Corporation and $891,128 of the amount, plus accrued interest of $448,319 was converted into 133,944,727 shares of common stock of FCCN, leaving a balance due of $750,000.

Commercial revolving credit line in the amount of $1,870,000 payable to Franchise Capital Corporation.  The credit line is due July 1, 2008 and bears interest at the prime rate.  As a result of the share exchange consummated October 4, 2007 with FCCN, the debt obligation of Aero was eliminated in exchange for a decrease in the number of FCCN shares to be issued to acquire 100% of the Aero stock.

Note payable to Morgan McClure Motorsports (“MMM”) for prior advertising and promotion associated with the Company’s sponsorship of the MMM race team in the amount of $2,613,411.  The note does not bear interest and is not due provided that the company continue to reimburse MMM for certain operational and promotional expenses approximating $25,000 per month.  Subsequent to June 30, 2007, the note was assumed by Franchise Capital Corporation and converted into 117,815,306 shares of common stock of FCCN.  As a result, the monthly reimbursement obligation to MMM has ceased.

Note payable of $244,925 to one of the Company’s directors.  The note bears interest at the rate of 15% per annum and is past due.   Subsequent to June 30, 2007, the note was assumed by Franchise Capital Corporation then converted, together with accrued interest of $170,475 into 41,540,000 shares of common stock of FCCN.

Note payable of $194,063 to Bryan Hunsaker, Chairman and Chief Executive Officer of Aero.  The note bears interest at the rate of 8% per annum and is payable on demand.

Notes payable totaling $345,000 to unrelated parties.  The notes are past due and bear interest at 12% per annum.  Subsequent to June 30, 2007, the notes were assumed by Franchise Capital Corporation and were converted, together with accrued interest of $66,667 into 41,166,774 shares of common stock of FCCN.

Note 6 – Lease Commitments

The Company leases office space outside of Salt Lake City, Utah under a three-year lease that ends June 30, 2009; however, the Company can terminate the lease at will with a 90-day written notice.  The Company also leases warehouse facilities in Westminster, California under a three-year lease that expires November 30, 2009.  Rent expense totaled $35,993, $69,666 and $65,833 for the periods ended June 30, 2007, December 31, 2006 and 2005, respectively.

Future minimum payments under capital and operating leases as of June 30, 2007 are as follows:

2007	$34,703
2008	71,0753
2009	58,2722
$164,050

Note 7 – Income Taxes

The Company uses the liability method to account for income taxes.  Under this method, deferred tax assets and liabilities are determined based on the expected future tax consequences of temporary differences between the carrying amounts of assets and liabilities for financial and income tax reporting purposes.  During the years ended December 31, 2006 and 2005, the Company incurred net losses and, therefore, has no income tax liability.  The net deferred tax asset generated by the loss carry-forward has been fully reserved.  The cumulative net operating loss carry-forward is approximately $19,000,000 at December 31, 2006, and will begin to expire in the year 2025.

Note 8 – Capital Stock

During 2005, the Company issued 1,151,898 shares of which 1,082,244 was issued for cash of $1,170,885 and 69,654 shares issued for services valued at $139,308.

During 2006, the Company issued 560,424 shares of which 137,568 were issued for cash of $513,650 and 422,856 shares issued for services valued at $845,712.

Prior to January 1, 2005 the Company had issued 4,831,248 shares, mainly founder shares valued at $2.00 per share.

Note 9- Related Party Transactions

The Company previously issued notes payable totaling $244,925 to one of the Company’s directors.  The notes bear interest at the rate of 15% per annum and were past due as of June 30, 2007.  Subsequent to June 30, 2007, the note was assumed by Franchise Capital Corporation then converted, together with accrued interest of $170,475 into 41,540,000 shares of common stock of FCCN.

The Company previously issued a note payable in the amount of $194,063 to Bryan Hunsaker, Chairman and Chief Executive Officer of Aero.  The note bears interest at the rate of 8% per annum and is payable on demand.

Note 10- Subsequent Events

On October 4, 2007, Franchise Capital Corporation, a Nevada corporation (“FCCN”) exchanged, pursuant to a Share Exchange Agreement with TTR-HR, Inc. (d/b/a Aero Exhaust, Inc.) (“Aero”) (the “Share Exchange Agreement”), an aggregate of 1,114,285,700 shares of its common stock for all of the issued and outstanding common stock of Aero and the satisfaction of Aero debt of $4,458,519.

In connection with the Share Exchange Agreement, Aero entered into a Commercial Revolving Line of Credit (the “Line of Credit”) under which it received a total of $1,875,000 from FCCN.  The terms of the Line of Credit called for any unpaid balance to be converted into shares of Aero common stock immediately prior to the Closing of the Share Exchange Agreement.  Aero’s shareholders accepted the redemption of the Line of Credit payable to FCCN as part of the Share Exchange Agreement, which resulted in FCCN’s historic shareholders holding 600,000,000 shares of Registrant’s issued and outstanding common stock.

On October 4, 2007, FCCN and Aero concluded the Share Exchange.  As a result of the transaction, FCCN agreed to issue a total of 1,114,285,700 new shares of restricted common stock, bringing the total number of shares of issued and outstanding common shares to 1,714,285,700.  The shares are being issued in exchange for 6,745,456 shares of Aero common stock, representing 100% of the total issued and outstanding shares of Aero, and the satisfaction of Aero debt of $4,458,519.   As of October 11, 2007, 1,977,814 shares of Aero (representing 15%) had not been tendered for exchange and continue to be held by minority shareholders.  This resulted in 166,407,263 shares of the 1,114,285,700 new shares of FCCN’s common stock being placed in an escrow for the future exchange of the remaining Aero stock.

As a result of the Share Exchange Agreement, the shareholders of Aero presently control approximately 65% of the total issued and outstanding shares of FCCN.